                                                                    Exhibit 99.2



                                                  October 5, 1998



VIA FACSIMILE
-------------

Mr. Alan J. Noia
Chairman, President and Chief Executive Officer
Allegheny Energy, Inc.
10435 Downsville Pike
Hagerstown, Md. 21740

Dear Al:

  This is to advise you that the Board of Directors of DQE, Inc. has determined to terminate, and hereby does terminate, effective immediately, the Agreement and Plan of Merger dated as of April 5, 1997, between our two companies ("the Agreement"). The Board has taken this action pursuant to the provisions of the Agreement for the reasons set forth below.

          1.  Termination Under Section 8.2(a).  Pursuant to Section 8.2(a),
              --------------------------------
either party may terminate the Agreement if (a) any of the conditions to consummation of the merger enumerated in Article VII has not been satisfied, including the condition that all of the representations and warranties contained in Article V will be true and correct as of today, or (b) any governmental approval is not being pursued diligently or in good faith. Because neither condition is satisfied, DQE has the right, which it hereby exercises, to terminate the Agreement as described further below.

          Representation under Section 5.1(f).  In Section 5.1(f), Allegheny
          -----------------------------------
represented that, except as contemplated in the Allegheny Power Final Operating, Cash and Capital Budget for Year 1997 and Forecast Years 1998 through 2001, there has not been a change in Allegheny's financial condition that is reasonably likely to have a Material Adverse Effect on Allegheny, as that term is defined in Section 5.1(a). As explained in my letter of July 28, 1998, a copy of which is attached as Exhibit A, the Pennsylvania PUC ("PaPUC") orders regarding the merger and restructuring plans constitute such a Material Adverse Effect.

Mr. Alan J. Noia
October 5, 1998
Page 2

          In making this determination, DQE has relied on the sworn testimony of Allegheny's officers, the statements of its attorneys, Allegheny's disclosures to shareholders and its other public statements regarding the impact of the PaPUC orders. In these statements and testimony, Allegheny has itself explicitly stated that the PaPUC orders will cause "severe financial harm" and Allegheny has quantified that harm with respect to its impact on earnings, return on equity and asset value for Allegheny as a whole. Using these representations, the effect of the West Penn restructuring order is to reduce Allegheny's earnings by 43% during the relevant period. The PaPUC orders result in a total asset impairment of $1 billion to Allegheny, which represent approximately 29% of Allegheny's market equity. These adverse effects, among others, are clearly material, as Allegheny itself has acknowledged, and clearly constitute a Material Adverse Effect, as defined in the Agreement, warranting termination of the Agreement.

          By contrast, under Duquesne's restructuring order, Duquesne will fully recover its stranded costs through an auction of generation, with the sole exception being $142 million in stranded costs associated with certain cold-reserved generating units and certain regulatory assets. The effect of this order on DQE as a whole, as compared to the representations contained in the DQE, Inc. 1997 Five Year Plan referenced in Section 5.1(f), is a 9% reduction in earnings during the relevant period and a 4% reduction in DQE's market equity. The disparate impacts of the PaPUC orders on our two companies speak for themselves.

          I note that Allegheny has never, despite our urging, provided DQE with any information or analysis that would allow DQE's board to reach a contrary conclusion with respect to the effect of the PaPUC orders on Allegheny. Indeed, since DQE informed Allegheny of its concerns in this regard on July 28, 1998, Allegheny has been silent as to why DQE should not consider such adverse effects on Allegheny to be material. For example, in your letter of July 30, 1998, you state that the PaPUC orders "do not constitute a material adverse effect," but you do not provide any explanation or information as to why this is the case. Three weeks earlier, on July 9, 1998 Victor Roque wrote Tom Henderson that "DQE fails to understand, and you do not explain, the basis for Allegheny's suggestion that the stranded cost disallowances could not be considered material under the merger agreement." To this date, neither Tom Henderson nor anyone else at Allegheny has responded with an explanation as to why DQE should not continue to rely on the public representations of Allegheny regarding the "severe" harm caused by the PaPUC orders.

Mr. Alan J. Noia
October 5, 1998
Page 3


          By this silence, DQE believes that Allegheny does not seriously dispute DQE's determination that the PaPUC orders have given rise to Material Adverse Effects under Section 5.1(f). Indeed, despite our requests for assurance that such adverse effects be remedied by this date, Allegheny has failed to provide such assurance and has taken no action at all that is reasonably likely to remedy such effects. There being no representations other than Allegheny's sworn testimony, the representations of its attorneys, and its disclosures to shareholders on which DQE could reasonably rely, you have left us no choice, in carrying out our fiduciary duty to shareholders, but to terminate the Agreement as we have done.

          Representation Under Section 5.1(g).  Under Section 5.1(g), Allegheny
          -----------------------------------
has represented that there are no "facts or circumstances of which [Allegheny's] executive officers have knowledge that could result in any claims against [Allegheny] . . . [that] are reasonably likely to have a Material Adverse Effect on it." This representation ceased to be true and correct when Allegheny took the position, on the record before the PaPUC, that the PaPUC orders would cause severe financial harm.

          I note that, soon after DQE publicly disclosed its concerns regarding such adverse effects, Allegheny began making public (albeit unexplained) statements that it had not suffered a material adverse effect under the Agreement. In DQE's view, however, Allegheny cannot have it both ways, arguing to the PaPUC, the Commonwealth Court, and the U.S. District court that it has suffered severe financial harm, but claiming to DQE that any such harm is immaterial. It is clear to DQE, for the reasons set forth in the preceding section, that Allegheny has indeed suffered severe financial harm and your unexplained assertions to the contrary carry no weight with DQE.

          Representation Under Section 5.1(i).  Under Section 5.1(i), Allegheny
          -----------------------------------
has represented that there is no order of any Governmental Entity that would "prevent or materially burden or materially impair its ability to consummate" the merger. DQE has the right, which it hereby exercises, to terminate the Agreement because the September 16, 1998 order of the Federal Energy Regulatory Commission ("FERC") prevents and otherwise materially burdens or impairs Allegheny's ability to consummate the merger by April 5, 1999, the latest Termination Date provided for in the Agreement.

          The FERC order prohibits Allegheny/DQE from consummating the merger until we divest the Cheswick electric generating plant. Given the complexity of divesting a plant such as Cheswick, including the appropriate resolution of operational and labor

Mr. Alan J. Noia
October 5, 1998
Page 4

issues, the process for auctioning the plant and negotiation of the associated contractual arrangements, and the lead time for the associated regulatory approvals, it is a practical impossibility that such a plant sale could close prior to April 5, 1999. I note in this regard that the recent divestiture of Duquesne's interest in the Ft. Martin plant to Allegheny took over one year to complete, from commencement of due diligence to closing of the transaction.

          In addition, the FERC order requires that, unless settlements can be reached with all affected wholesale customers by October 16, 1998, a hearing would commence on wholesale rate issues. To the extent such a hearing is required, it would not, under normal and customary FERC procedures, be completed prior to April 5, 1999. To date, Allegheny has made no representations or statements to the effect that such a hearing can or will be avoided and, under the circumstances, it is reasonable for DQE to assume that such a hearing will be required.

          I note that, in response to the FERC order, Allegheny has stated that, instead of divesting Cheswick, the Cheswick property could be transferred "irrevocably and permanently" to a trust that would operate and maintain the plant and subsequently auction it to qualified bidders. This position, however, conflicts with the FERC requirement that applicants either divest Cheswick or proceed to a hearing on market power mitigation. Under these terms, Allegheny could either proceed to hearing with its trust proposal or file a request for clarification that its trust proposal qualifies as the equivalent of divestiture. Instead, Allegheny simply asserted to FERC that its trust proposal was a "method of divestiture" and stated that it would "file" the relevant documents once the trust was in place. This is symptomatic of Allegheny's pattern and practice of simply "asserting" rights and positions in both the PaPUC and FERC proceedings, despite the fact that such positions had not been explained or justified in any detail and that such positions related to highly disputed issues between Allegheny/DQE and interested parties. In each instance, these positions were rejected or modified in a manner adverse to Allegheny/DQE.

          Moreover, even assuming the FERC were to consider the trust proposal to qualify as a divestiture, it is a practical impossibility that such an "irrevocable and permanent" transfer to a trust could be completed by April 5, 1998 because, prior to effecting such a transfer, Allegheny/DQE would need to complete the same business arrangements associated with a divestiture, including negotiating and executing agreements transferring legal title to the Cheswick property, providing for the must-run status of the plant, apportioning environmental and other liabilities between the parties, establishing interconnec-

Mr. Alan J. Noia
October 5, 1998
Page 5


tion arrangements and services, and providing for access to transmission and ancillary services.

          In addition, because the trust would be responsible for operating and maintaining the plant, Duquesne and the trustee would need to resolve adequately all labor-related issues (e.g., treatment of union contracts, pension and retirement benefits, severance agreements, and corporate support services) prior to the transfer. A transfer to a trust also would require arrangements not associated with a divestiture, including definitive agreements governing the auction process, compensation and indemnification of the trustee, representations, warranties and covenants regarding the prudent operation of the plant prior to divestiture, and covenants and representations regarding the commercial and organizational structure of the trust to assure the FERC that market power would be mitigated prior to divestiture. The foregoing arrangements would require substantially the same regulatory approvals as a divestiture.

          In sum, Allegheny's representation under Section 5.1(i) is no longer true and correct because the FERC order prevents or otherwise materially burdens or impairs consummation of the merger as contemplated by the Agreement. In addition, because the FERC order constitutes a governmental order rendering performance under the Agreement a practical impossibility, DQE has, in addition to all the termination rights described herein, no further obligation to perform under the Agreement.

          Representation Under Section 5.1(e).  DQE also has the right to
          -----------------------------------
terminate the Agreement because the representations contained in Section 5.1(e) are not true as of this date. Section 5.1(e) requires that Allegheny's reports filed with the SEC "not contain any untrue statement of a material fact or omit to state a material fact . . . necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading." This representation is not true as of this date because, as described below, DQE believes that Allegheny's statements regarding the nature and effect of the PaPUC orders, a material matter, are not correct and are misleading.

          The first such statement relates to the nature and effect of the PaPUC condition that Allegheny/DQE divest 2500 MW of generating capacity unless they can demonstrate, in a hearing to be held in January 2000, that market power has been mitigated. In Allegheny's August 1998 second quarter report, however, you informed shareholders that divestiture would be required only "in the unlikely event that the [Midwest ISO] does not

Mr. Alan J. Noia
October 5, 1998
Page 6

have nonpancaked transmission rates in effect by June 30, 2000." This statement was not correct at the time nor is it correct today.

          While it is true that Allegheny proposed that the PaPUC order divestiture only if "pancaked rates" were not eliminated, the PaPUC rejected that limited condition in favor of a broad condition requiring applicants to demonstrate whether market power had been mitigated irrespective of any single factor, such as the elimination of pancaked rates. Indeed, Allegheny's own consultant testified that, even if the Midwest ISO's transmission rate proposal was adopted, it would not mitigate Allegheny/DQE's market power. The FERC has subsequently confirmed this point, finding that "the rate pancaking alluded to by Applicants will not be eliminated by any future reform of Midwest ISO transmission pricing because the rate pancaking involves the assessment of transmission charges by transmission providers that are not members of the Midwest ISO." Consequently, it is clear that Allegheny's statements to shareholders regarding a critical regulatory condition to closing this merger are not correct and are misleading.

          In addition, since the time that DQE raised its concerns regarding the effect of the PaPUC determinations as to stranded cost recovery, Allegheny has made misleading statements regarding its prospects for improving the level of stranded cost recovery. These statements include, among others, misleading and unreasonable predictions regarding the outcome of settlement negotiations and
the treatment of merger synergies.   The statements described in this section
provide DQE the right, which it hereby exercises, to terminate the Agreement for breach of the representation under Section 5.1(e).

          Diligence and Good Faith Under Section 8.2(a)(iii).  Section
          --------------------------------------------------
8.2(a)(iii) provides that the Termination Date shall be extended to April 5, 1999 only if, among other things, "any Governmental Consent that has not yet been obtained is being pursued diligently and in good faith." DQE has a right to terminate the Agreement at this time under Section 8.2(a)(iii) because Allegheny has not pursued, and is not pursuing, regulatory approvals with due diligence or in good faith. As explained in previous correspondence, and as discussed in other sections of this letter, Allegheny's regulatory proposals and submissions as to stranded cost recovery and market power mitigation have reflected, and continue to reflect, an absence of due diligence, good faith and commercially reasonable action, giving DQE the right, which it hereby exercises, to terminate the Agreement.

          2.  Termination Under Section 8.2(b).  Section 8.2(b) provides that
              --------------------------------
either party may terminate the Agreement if any Governmental Consents have been obtained that

Mr. Alan J. Noia
October 5, 1998
Page 7

contain terms or conditions that would cause the conditions in Section 7.1(c) not to be satisfied, including the condition that any such consents not constitute a Material Adverse Effect. DQE has the right, which it hereby exercises, to terminate the Agreement under Section 8.2(b) because, as indicated in DQE's letter of July 28, 1998 and as discussed above, the PaPUC orders respecting the merger and associated restructuring plans, which disallow a combined $1.5 billion of the companies' stranded cost claim, constitute a Material Adverse Effect. This disallowance represents 25% of the market equity and 40% of the book value of the merged company. These effects are clearly material and permit either party to terminate the merger agreement under Section 8.2(b), a right that DQE hereby exercises.

          In addition to the foregoing, the PaPUC order is unacceptable with respect to the conditions regarding market power mitigation for the reasons stated in my letter of July 28, 1998 and in DQE's letter of August 24, 1998 to the PaPUC. As described therein, the PaPUC order requires the merged company to divest 2500 MW of generation unless it can show, in a hearing to commence in January 2000, that the PaPUC's market power concerns have been mitigated by that date. As recently confirmed by the FERC, this divestiture is virtually certain to be required because nothing in the Midwest ISO, as proposed to and approved by the FERC, will change market conditions to mitigate the concerns that caused the PaPUC to adopt this condition.

          Despite the likelihood of such a divestiture, there are no safeguards in the PaPUC order to protect the companies from any resulting financial harm. The financial exposure to the applicants is significant, as the PaPUC will have the ability to select which plants are sold and which purchasers are eligible to buy them. It can therefore reject the highest bid(s) and require the applicants to accept less than fair market value for their assets. Even if fair market value is received, our own testimony quantifies that value as far less than book value. There is, however, no provision in the order for adjusting rates to recover the associated stranded costs. In addition, the divestiture will eliminate some or all generation-related merger synergies, thereby further increasing the companies' financial exposure.

          These substantial financial risks are not consistent with the position, endorsed by both DQE and Allegheny at the January 1998 hearings, that we must appreciate the nature and financial impact of any market power mitigation conditions prior to closing. Yet, despite this, Allegheny has not explained to DQE why it has now changed course and informed the PaPUC that it will accept these conditions. In fact, to the con-

Mr. Alan J. Noia
October 5, 1998
Page 8


trary, Allegheny has made false and misleading statements to shareholders regarding the nature and scope of these conditions.

          3.  Termination Under Section 8.3(b)(ii).  Section 8.3(b)(ii) provides
              ------------------------------------
that DQE may terminate the Agreement if there has been a material breach by Allegheny of any representation, warranty or covenant contained in the
Agreement.   DQE hereby terminates the Agreement under Section 8.3(b)(ii) for breach of the representations discussed above and, in addition, because Allegheny has breached the covenant in Section 6.5(c) to use "all commercially reasonable efforts . . . to obtain as promptly as practicable all permits, consents, approvals and authorizations . . . necessary or advisable . . . to consummate the Merger." DQE has explained in prior correspondence the numerous instances in which this covenant has been breached. DQE will therefore only summarize the more notable breaches of this covenant below.

          Stranded Cost Recovery.  With respect to the PaPUC proceedings,
          ----------------------
Allegheny has pursued, contrary to our advice, an unreasonable strategy with respect to stranded cost recovery. This strategy consisted of an unreasonable and inadequate defense of Allegheny's claim for an administrative determination of stranded costs. This claim was expected to, and did, fail because the PaPUC, as in every other restructuring case, rejected the utility's claim regarding stranded cost recovery and accepted, with certain modifications, the claim of the Office of Consumer Advocate ("OCA"). Allegheny's defense of its claim was particularly inadequate, with the PaPUC finding that Allegheny was simply "too busy" to defend and preserve critical elements of that claim in an adequate, timely manner. Such a finding, on its face, constitutes a failure to use commercially reasonable efforts to obtain the authorizations advisable to consummate the merger.

          Allegheny also was unreasonable in failing to protect against such adverse effects by agreeing, as an alternative to an administrative determination, to establish stranded costs through a generation auction plan of the kind filed by Duquesne and approved by the PaPUC. DQE urged Allegheny to authorize such an auction plan in January 1998 following the Commission's decision in the PECO restructuring case, the point at which it became clear that our other proposals, including as to an administrative determination of stranded costs, would not be accepted by the PaPUC. You stated, in a meeting with me on January 12, 1998, that you agreed with the "compelling rationale" for such an auction, but were not prepared to offer such an auction at that time because management had an "emotional" attachment to West Penn's generation plants. You promised, however,

Mr. Alan J. Noia
October 5, 1998
Page 9

that if settlement negotiations did not succeed during January and February (prior to issuance of an ALJ decision), you would authorize the filing of such an auction plan.

          When these negotiations failed, on March 5, 1998 DQE forwarded an auction proposal, including testimony and a motion to reopen the record in the merger case, to Allegheny for its approval. Allegheny did not, however, authorize the filing of this proposal at that time or at any time thereafter. In each instance, Allegheny's officers and attorneys contended that such an auction proposal would detract from consideration of Allegheny's administrative claim. The failure to secure approval for an auction has caused Allegheny/DQE to suffer a $1.2 billion disallowance that could otherwise have been avoided.

          The foregoing conduct was commercially unreasonable and, in DQE's view, also demonstrated a lack of good faith. It now appears, based on recent correspondence, that during the entire period (January-May 1998) in which Allegheny was telling DQE that it would offer Duquesne's auction plan as a last resort, you had never secured authorization from Allegheny's board to submit such a plan. In recent letters, you have informed me that the Allegheny board, at an unspecified date, rejected such an auction plan. Given the nature and course of events during this period, DQE has the right, which it hereby exercises, to terminate the Agreement for breach of the implied covenant of good faith and fair dealing.

          Finally, I note that, even were Allegheny to be excused for failing to protect shareholders through such an auction and the favorable results to Duquesne under its auction plan were ignored, the disallowances associated with the administrative determination of stranded costs permit DQE to terminate the Agreement in any event. As indicated, the total disallowance to the merged company ($1.5 billion, of which $1.2 billion is due to the administrative determination) is more than sufficient to constitute a Material Adverse Effect under Section 7.1(c), thereby providing DQE the right to terminate the Agreement. In addition, even were it relevant to compare the relative disallowances to Allegheny and DQE under the administrative determination of stranded costs, Allegheny has conceded that Duquesne received a superior result. This concession was evident in your repeated statements to DQE that, because of the favorable result to DQE under its administrative determination of stranded costs, no appeal of that order would be taken upon consummation of the merger. By contrast, Allegheny has continued to appeal its own stranded cost disallowance, claiming that it will cause severe financial harm. Thus, by your own admission, the adverse effects of the administrative determination of stranded costs on Alle-

Mr. Alan J. Noia
October 5, 1998
Page 10

gheny exceed the effects on DQE, giving DQE the right, which it hereby exercises, to terminate the Agreement on the foregoing ground as well.


          Market Power Mitigation.  In addition to stranded cost recovery,
          -----------------------
Allegheny has pursued a commercially unreasonable course of conduct with respect to proposals to mitigate market power. On April 30, 1998, the PaPUC issued a draft order (later finalized on May 29, 1998) prohibiting Allegheny/DQE from closing the merger until we could demonstrate that an "independent system operator" for the regional transmission grid had become operational and had satisfied a range of conditions relating to market power mitigation. In response to this order, both companies took the position publicly that the significant delays associated with satisfying such a condition could not be satisfied by April 5, 1999 and therefore would cause the merger to fail.

          In response to the realization that the merger would likely fail unless reasonable alternative mitigation measures were proposed, our companies commenced discussions regarding the appropriate response. Allegheny determined that it would propose, both to the PaPUC and the FERC, an "interim" market power mitigation measure that would allow the merger to close if we sold 570 MW of output from the Cheswick plant into the market. Allegheny submitted this proposal to the FERC on June 5, 1998 and later to the PaPUC (along with other proposals). Prior to submission of that proposal, DQE informed Allegheny on June 4 that this interim mitigation proposal was destined to fail because the sale of Cheswick capacity was structured in a manner that did not correspond to the very assumptions regarding its mitigative effects contained in our economist's (Dr. Pifer) testimony on market power. Dr. Pifer assumed that the Cheswick capacity would be sold to eleven different purchasers that did not own any capacity in the relevant market, yet the RFP for the sale of that capacity submitted to FERC did not require any such result. Because of these obvious and fatal defects, DQE urged Allegheny to abandon or significantly modify this proposal, concluding that it was "commercially unreasonable and highly likely to fail to secure" FERC approval.

          Despite our objection, Allegheny filed the proposal in any event and the FERC, as expected, has now rejected it. The FERC found, as expected, that "Applicants themselves acknowledge that all the output of the Cheswick Generating Station may not be sold under their short-term sales proposal." Because of this, the FERC required Allegheny/DQE to divest the Cheswick plant prior to consummation of the merger, given that there otherwise "would be no effective interim mitigation measures in place prior to such time."

Mr. Alan J. Noia
October 5, 1998
Page 11


          I also note that for similar reasons the PaPUC rejected Allegheny's mitigation proposals, including the 570 MW sale, as being insufficient to address its market power concerns. Rather, as indicated, the PaPUC adopted the open-ended 2500 MW divestiture condition that has the adverse effects described above. The adverse responses from the PaPUC and FERC as to these mitigation proposals were due entirely to Allegheny's lack of due diligence, good faith and commercially reasonable efforts to propose adequate mitigation measures.

          Regrettably, since the issuance of the FERC order, Allegheny has continued to take positions that reflect an absence of due diligence, good faith, or commercial reasonableness. As discussed above, Allegheny has now submitted a "trust" arrangement whereby the Cheswick plant would be transferred to a trustee that would operate and maintain the plant and subsequently auction it. Allegheny submitted its trust proposal without prior notice to or consultation with DQE, much less, as required, in cooperation with DQE. Allegheny's lawyers simply forwarded a signed letter containing such proposal with a note that it was "being filed" with FERC that same day. Given that this proposal concerned the disposition of Duquesne's generating assets, the proposal also violated the covenant that Allegheny not make any characterizations relating to DQE and its subsidiaries without DQE's prior consent.

          Finally, the vagueness of the trust proposal reflected, as discussed above, an absence of due diligence, good faith or commercially reasonable conduct. The proposal is a two-page recitation of position that does not address, among other things, the manner in which labor issues would be addressed given the existence of the union contract, does not address the manner in which system reliability would be maintained given the must-run status of the Cheswick plant, does not address the manner in which Allegheny/DQE would be protected from liability, whether environmental or otherwise, that could arise during the period when the trustee was operating the plant, does not address the trust's responsibilities to auction the plant in a commercially reasonable manner, does not address fundamental issues relating to organizational structure that would be a prerequisite to any FERC approval of such a trust arrangement, and does not address any of the regulatory approvals that would be required before such a trust arrangement could be implemented. Each of these issues should have been considered, discussed and resolved between Allegheny and DQE prior to submission of any such position to ensure that the proposal (assuming the FERC were even to consider it) could be accomplished in a commercially

Mr. Alan J. Noia
October 5, 1998
Page 12


reasonable manner that protects shareholders and fully satisfies the FERC's market power concerns.

          In sum, Allegheny's conduct has, and continues to, reflect an absence of good faith, due diligence and commercially reasonable action, giving DQE the right, which it hereby exercises, to terminate the Agreement.

          For the foregoing reasons, as supplemented by DQE's previous letters to Allegheny regarding these same matters, DQE hereby terminates the Agreement. This unilateral termination is necessary because Allegheny declined DQE's earlier offer to terminate the agreement by mutual consent. Having done so, Allegheny has now exposed itself to liability for its breach of the Agreement as described herein. Please be assured that, if circumstances warrant, DQE will fully exercise its legal rights with respect to these violations of the Agreement.

                              Sincerely,

                              /s/David


Attachment

cc:    Thomas K. Henderson
       Joseph B. Frumkin

                                                                       EXHIBIT A



                                                            July 28, 1998



Mr. Alan J. Noia
Chairman, President and Chief Executive Officer
Allegheny Energy, Inc.
10435 Downsville Pike
Hagerstown, MD    21740-1766

Dear Al:


     Having reviewed the PaPUC's orders regarding the proposed merger and associated restructuring plans, DQE's Board of Directors today determined that the findings contained therein will result in a failure of the conditions to DQE's obligation to consummate the merger. Specifically, the findings constitute a material adverse effect under the Agreement and Plan of Merger. Under the merger agreement, DQE is not required to consummate the merger under these circumstances and we do not intend to do so.


     The PaPUC order on West Penn's restructuring plan disallows approximately $1 billion in stranded costs. $830 million of that amount relates to the administrative determination of market value adopted by the PaPUC. Allegheny has testified that this disallowance will cause severe financial harm.

     Duquesne's restructuring plan, by contrast, permits recovery of all but $140 million of Duquesne's stranded costs. The positive results associated with this plan are due to the PaPUC's acceptance of divestiture as the means for determining Duquesne's generation-related stranded costs. All customer representatives, including the City of Pittsburgh, the Office of Consumer Advocate, the Industrial Intervenors, and the PaPUC Trial Staff, strongly supported this proposal as the fairest method for determining and mitigating stranded costs.


     In April 1997, when DQE and Allegheny entered into the merger agreement, Pennsylvania had recently adopted the Customer Choice Act, which required both Duquesne and West Penn to file restructuring plans to recover their stranded costs. The merger agreement provided for the possibility that the PaPUC orders could adversely affect one company such that the other would not be obligated to close the transaction. That, unfortunately, has now occurred. DQE cannot, under these circumstances, proceed with the transaction.

Mr. Alan J. Noia
July 28, 1998
Page 2


     It also is relevant that, in addition to the disallowances incurred by West Penn, Duquesne would incur an additional $370 million disallowance if the merger were to be consummated. Together, the stranded cost disallowances applicable to the merged company under the merger restructuring plan would total $1.5 billion. Of that amount, $1.2 billion would represent the disallowances associated with the PaPUC's administrative determination of stranded costs ($830 million for West Penn; $370 million for Duquesne).

     DQE also does not accept the market power mitigation conditions contained in the PaPUC's July 23, 1998 order on reconsideration. The conditions institute another trial at the PaPUC on market power in January 2000. The PaPUC will have the authority, at the conclusion of the trial, to order 2500 MW of divestiture and to exercise authority over which plants are sold and which purchasers are eligible to bid on them. This is particularly troublesome given that, once the plants are sold, there is no provision for adjusting the companies' stranded cost recovery, including for generation synergies foregone as a result of the divestiture. Both companies have previously stated that a merger approval containing such an open-ended condition would be unacceptable.


     In consideration of the foregoing, DQE's Board of Directors has concluded that it cannot, consistent with its fiduciary duty to shareholders, consummate the merger under these circumstances.



     Having now received final PaPUC orders, DQE believes that it currently has the right to terminate the agreement unilaterally on several grounds. However, in view of the considerable efforts that both companies have spent on this project, and out of respect for you and Allegheny's Board of Directors, we invite Allegheny to join with us in promptly agreeing to a termination by mutual consent. Such a mutual termination would permit both companies to return to business in the ordinary course and devote their full attention to a timely implementation of retail choice in Pennsylvania while avoiding the distractions that could be associated with a unilateral termination. In the event, however, that Allegheny is not willing to consider such a termination by mutual consent, please be advised that DQE will exercise its right to terminate the agreement unilaterally not later than the October 5, 1998 date set forth in Section 8.2 if circumstances do not change sufficiently to remedy the adverse effects described above.


     Consistent with its obligations under the securities laws, DQE will disclose this letter publicly.


                                                            Sincerely,



                                                            /s/David